    As filed with the Securities and Exchange Commission on December 6, 2000
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                              ARRAY BIOPHARMA INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                84-1460811
     ---------------------------------          ----------------------------
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

                                1885 33RD STREET
                             BOULDER, COLORADO 80301
                  --------------------------------------------
                    (Address of Principal Executive Offices)



   AMENDED AND RESTATED ARRAY BIOPHARMA INC. STOCK OPTION AND INCENTIVE PLAN
                ARRAY BIOPHARMA INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                ROBERT E. CONWAY
                             CHIEF EXECUTIVE OFFICER
                              ARRAY BIOPHARMA INC.
                                1885 33RD STREET
                             BOULDER, COLORADO 80301
                                 (303) 381-6600
 (Name, address and telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                     Proposed               Proposed           Amount of
          Title of securities                Amount to be        maximum offering      maximum aggregate     registration
            to be registered                  registered          price per share        offering price           fee
----------------------------------------- -------------------- ---------------------- --------------------- ----------------
AMENDED AND RESTATED STOCK
OPTION AND INCENTIVE PLAN
     Common stock, par value $.001....          5,941,463         $0.569 - 8.375 (1)     $23,911,206 (1)           $6,312
----------------------------------------- -------------------- ---------------------- --------------------- ----------------
EMPLOYEE STOCK
PURCHASE PLAN
    Common stock, par value $.001.....            800,000              $8.375 (2)        $ 6,700,000 (2)           $1,769
----------------------------------------- -------------------- ---------------------- --------------------- ----------------
         TOTAL...........................       6,741,463                                $30,611,206               $8,081
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and the aggregate offering price are based upon (a) with respect to shares subject to outstanding options granted under the Stock Option and Incentive Plan, the weighted average exercise price for such outstanding options pursuant to Rule 457(h) under the Securities Act; and (b) with respect to shares available for future grant under the Stock Option and Incentive Plan, the average high and low prices of the Registrant's common stock as reported on the Nasdaq National Market on December 4, 2000.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. The offering price per share and the aggregate offering price are based upon the average high and low prices of the Registrant's common stock as reported on the Nasdaq National Market on December 4, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.*


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


                  * Array BioPharma Inc. will deliver without charge to each employee or other individual selected or eligible to participate in the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan and the Array BioPharma Inc. Employee Stock Purchase Plan the documents containing the information required by Part I of Form S-8 to be included in this Registration Statement. In accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and the instructions to Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in Item 3 of
Part II of this Registration Statement constitute the prospectus required by
Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have been filed by Array BioPharma Inc. (the "Registrant") with the Commission are hereby incorporated herein by reference:

                  (a) The Registrant's prospectus, dated November 17, 2000, filed with the Commission on November 17, 2000 pursuant to Rule 424(b) of the Securities Act.

                  (b) Not applicable.

                  (c) The description of the Registrant's common stock, contained in the Registrant's registration statement on Form 8-A filed with the Commission on November 16, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The validity of the shares of common stock offered in this Registration Statement will be passed upon by Hogan & Hartson L.L.P., Boulder, Colorado. As of the date of this Registration Statement, certain attorneys of Hogan & Hartson L.L.P. own an aggregate of 62,228 shares of the Registrant's common stock individually and through investment partnerships.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Bylaws of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the Delaware General Corporation Law (the "DGCL"), except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by the Registrant's Board of Directors. The indemnification provided under the Bylaws includes the right to be paid by the Registrant the expenses (including attorneys' fees) for any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of those expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Under the Bylaws of the Registrant, if the Registrant does not pay a claim for indemnification within 60 days after it has received a written claim, the director or officer may bring an action to recover the unpaid amount of the claim and, if successful, the director or officer also will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

                  As permitted by the DGCL, the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

                  Under the Registrant's Bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, partner or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in that capacity, or arising out of the person's fulfilling one of these capacities, and related expenses, whether or not the Registrant would have the power to indemnify the person against the claim under the provisions of the DGCL. The Registrant maintains director and officer liability insurance on behalf of its directors and officers.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  See Exhibit Index.

ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                                    (ii)  To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                    Provided, however, that paragraphs (1)(i)
and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 (as in this case), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2)      That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on this 6th day of December, 2000.

                                              ARRAY BIOPHARMA INC.

                                              By  /s/ Robert E. Conway
                                                --------------------------------
                                                Robert E. Conway
                                                Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Conway, Michael Carruthers and David L. Snitman, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated below, on this 6th day of December, 2000.


                   SIGNATURE                                   TITLE                                      DATE
                   ---------                                   -----                                      ----
  /s/ Robert E. Conway                            Chief Executive Officer and Director              December 6, 2000
---------------------------                       (Principal Executive Officer)
Robert E. Conway

  /s/ Kyle Lefkoff                                Chairman of the Board of Directors                December 6, 2000
---------------------------
Kyle Lefkoff

  /s/ Michael Carruthers                          Chief Financial Officer                           December 6, 2000
---------------------------                       (Principal Financial and Accounting Officer)
Michael Carruthers

  /s/ Francis J. Bullock                          Director                                          December 6, 2000
---------------------------
Francis J. Bullock, Ph.D.

  /s/ Marvin H. Caruthers                         Director                                          December 6, 2000
---------------------------
Marvin H. Caruthers, Ph.D.


  /s/ Kirby L. Cramer                             Director                                          December 6, 2000
---------------------------
Kirby L. Cramer


  /s/ Kevin Koch                                  Director                                          December 6, 2000
---------------------------
Kevin Koch, Ph.D.


  /s/ Robert W. Overell                           Director                                          December 6, 2000
---------------------------
Robert W. Overell, Ph.D.


  /s/ David L. Snitman                            Director                                          December 6, 2000
---------------------------
David L. Snitman, Ph.D.

                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER       DESCRIPTION
     -------      -----------
     4.1*         Specimen certificate representing the common stock.

     5.1          Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

     23.1         Consent of Ernst & Young LLP, Independent Public Accountants, with respect to the Registrant.

     23.2         Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).

     24.1         Power of Attorney (included on the signature page to this Registration Statement).

     99.1         Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan.

     99.2         Array BioPharma Inc. Employee Stock Purchase Plan.

     99.3         Form of Incentive Stock Option Agreement.

     99.4         Form of Nonqualified Stock Option Agreement.

     99.5*        1998 Stock Option Plan, as amended.

----------

* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-45922), as amended, and incorporated herein by reference.